Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Balanced Care Corporation of (i) our report dated July 17, 1997, with respect to the financial statements of Foster Health Care Affiliates and,
(ii) our  report  dated  September  12,  1997,  with  respect  to the  financial statements of Heavenly Health Care, Inc., d/b/a Joe Clark Residential Care Homes, each of which was previously incorporated into Balanced Care Corporation's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 11, 1998.

                                        /s/ Baird, Kurtz & Dobson

Baird, Kurtz & Dobson
Springfield, Missouri
May 1, 1998